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                                                                                    Exhibit 12.4

                             XTRA MISSOURI, INC.
          STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
          ---------------------------------------------------------

                                                                           Fiscal Year Ended September 30,
                                                                          --------------------------------
                                                                           1994                      1995
                                                                          -------                  -------
EARNINGS
Income from operations before provision for income taxes                   98,390                   97,990
  Add: Fixed Charges (below)                                               36,161                   41,833
                                                                          -------                  -------
                                                                          134,551                  139,823
                                                                          =======                  =======

FIXED CHARGES
Interest expense                                                           33,940                   41,433
Interest portion of
  rent expense                                                              2,221                      400
                                                                          -------                  -------
                                                                           36,161                   41,833
                                                                          =======                  =======

Ratio of Earnings to
  Fixed Charges                                                               3.7x                     3.3x
                                                                          =======                  =======

  For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges.  "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.

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